UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2015

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On December 10, 2015, Restoration Hardware Holdings, Inc. (the “Company”) furnished as Exhibit 99.1 to a Current Report on Form 8-K (the “8-K Filing”) filed with the Securities and Exchange Commission (the “SEC”) a press release regarding the Company’s third quarter fiscal 2015 financial results.

The Company received an acceptance notification from the SEC at 4:10 PM Eastern Time that the 8-K Filing was submitted. However, there was a delay of approximately 30 minutes in the 8-K Filing becoming publicly available on the SEC’s EDGAR database, and the Company determined the 8-K Filing did not become publicly available until after the time at which the Company posted its quarterly earnings video presentation on its website.

Due to the apparent delay in the 8-K Filing appearing on the SEC’s EDGAR website, the Company’s video presentation was accessible on the Company’s investor relations website prior to the time at which such the 8-K Filing was first viewable on the SEC’s EDGAR website. Therefore, out of an abundance of caution, the Company is furnishing hereto as Exhibit 99.1 a transcript of the Company’s video presentation.

The information in Item 2.02 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Form 8-K shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The investor video presentation by the Company on December 10, 2015, the transcript of which is furnished hereto as Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws including statements related to the Company’s future financial guidance, including for the fourth quarter of fiscal 2015 and the fiscal year ending January 30, 2016; statements relating to the Company’s trend of consecutive quarterly double digit revenue growth and outperformance of the Company’s business compared to that of its peers; statements relating to the unprecedented pace of the Company’s innovation and the disruptive nature of the RH brand as well as the Company’s pursuit of its strategy to complete the most significant retail transformation in history; the Company’s expectations concerning the current and future performance of its business initiatives including RH Modern, RH Baby and Child and RH Teen, its Modern Gallery in Los Angeles and next generation Design Galleries in Chicago, Denver, Tampa and Atlanta (including the Company’s expectations relating to the addition of RH Modern and RH Teen during fiscal 2016); the Company’s expectations concerning the payback period for its new store openings; and the Company’s belief that RH Modern is opening the RH brand to an entirely new market; the Company’s expectations for the new store openings and new product and businesses it has in the pipeline for 2016 and beyond; the Company’s ability to achieve its long term goal of reaching $4 billion to $5 billion in North American revenues, mid-teens operating margins, significant free cash flow and industry-leading return on invested capital, and any statements or assumptions underlying any of the foregoing. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. The Company cannot assure you that future developments affecting it will be those that it has anticipated. Important risks and uncertainties that could cause actual results to differ materially from expectations include, among others, the Company’s ability to retain key personnel; successful implementation of its growth strategy; strikes and work stoppages affecting port workers and other industries involved in the transportation of its products; general economic conditions and the impact on consumer confidence and spending; changes in customer demand for its products; factors affecting the Company’s outstanding convertible senior notes; the Company’s ability to anticipate consumer preferences and buying trends, and maintaining its brand promise to customers; changes in consumer spending based on weather and other conditions beyond the Company’s control; risks related to the number of new business initiatives it is undertaking; the Company’s ability to obtain products in a timely fashion or in the quantities required; the Company’s ability to employ reasonable and appropriate security measures to protect personal information that it collects; the Company’s ability to support its growth with appropriate information technology systems; risks related to “conflict minerals” compliance and its impact on sourcing, if any, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Restoration Hardware Holdings’ Form 10-K filed with the Securities and Exchange Commission on March 27, 2015, and similar disclosures in subsequent reports filed with the SEC, which are available on the Company’s investor relations website at ir.restorationhardware.com and on the SEC website at www.sec.gov. Any forward-looking statement made by the Company in this the investor presentation speaks only as of the date on which the Company makes it. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Transcript of Investor Video Presentation by Restoration Hardware Holdings, Inc. on December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: December 11, 2015	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Transcript of Investor Video Presentation by Restoration Hardware Holdings, Inc. on December 10, 2015.